OMB APPROVAL
OMB Number: 3235-0059
Expires:May 31, 2009
Estimated average burden hours per response...87.50

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Red Trail Energy, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Person who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

P.O. Box 11
3682 Highway 8 South
Richardton, ND 58652
April 30, 2007
Dear Member:
     On behalf of your Board of Governors and management, I am pleased to invite you to attend the Annual Meeting of Members of Red Trail Energy, LLC (the “Company”). It will be held at the Best Western Ramkota Inn located at 800 South Third Street, Bismarck, ND, 58504, on May 30, 2007 at 3:00 p.m., Central Standard Time. The purpose of the Annual Meeting is to:
•	Elect seven (7) governors to a staggering Board of Governors, two (2) governors shall serve for one (1) year, two (2) governors shall serve for two (2) years and three (3) governors shall serve for three years. The successors for each group of governors shall be elected for a three-year term. Each governor position is designated as either Group I (serving one year), Group II (serving two years) and Group III (serving three years).

•	Approve Boulay, Heutmaker, Zibell & Co., P.L.L.P. as the Company’s Independent Auditors for the fiscal year ending 2007; and

•	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement, or if you have questions regarding completion of your proxy card, please contact DeEll Hoff at (701) 974-3308.
     Only members listed on our records at the close of business on April 30, 2007 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received no later than 5:30 p.m. Central Standard Time on May 29, 2007.
     All members are cordially invited to attend the Annual Meeting in person and whether or not you plan to attend the meeting, please complete, sign, date and return your proxy card. To assure the presence of a quorum, the Board of Governors request that you promptly complete, sign, date and return the enclosed proxy card. Voting by proxy will not prevent you from attending the meeting and voting in person.

Sincerely, Ambrose Hoff Chairman of the Board of Governors

     This proxy statement is dated April 30, 2007 and is first being mailed to Members on or about May 1, 2007.

     The following questions and answers briefly address some questions you may have about the Annual Meeting. These questions and answers may not have all the information about the meeting that is important to you as a Member. You should carefully read this entire proxy statement. In this proxy statement, the terms “we,” “us,” “our,” and “Red Trail” refer to Red Trail Energy, LLC.

Q:	Why am I receiving this proxy statement and proxy card?

A:	You own Units as of April 30, 2007, the record date for the Annual Meeting. At the Annual Meeting, we will ask you to elect seven (7) governors and approve independent auditors for the current fiscal year. Other matters may also come up for a vote at the Annual Meeting if properly brought forth.

Q:	How does the Board of Governors recommend I vote?

A:	The Board recommends you vote FOR all the proposals.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned by record by such member as of the close of business on the Record Date on any matter which may properly come before the meeting. Your proxy ballot has your name and the number of membership units you are voting affixed on it.

Q:	Why is the Board of Governors being reduced from (fifteen) 15 governors to seven (7)?

A.	Section 2.1 of the Operating Agreement provides that the board of governors elected by the members at the first Annual Meeting shall be comprised of seven individuals.

Q:	Where can I find out more about the Independent Auditors?

A.	Boulay, Heutmaker, Zibell & Co., P.L.L.P. have been the Company’s independent auditors since 2005. Page 12 of this Proxy Statement provide more information about them and why the Board of Governors is asking you to vote “FOR” them as Independent Auditors for the Fiscal Year ending December 31, 2007.

Q:	Where and when is the Annual Meeting?

A:	The Annual Meeting will take place on May 30, 2007, at the Best Western Ramkota Inn located at 800 South Third Street, Bismarck ND, at 3:00 p.m., Central Standard Time. You may arrive any time after 2:00 p.m.

Q:	Who can attend the Annual Meeting?

A.	All members as of the April 30, 2007 may attend the Annual Meeting.

Q:	What is the Record Date for the Annual Meeting?

A.	April 30, 2007.

Q:	How many Class A Membership Units are outstanding?

A:	On April 30, 2007, the Record Date set by the Board of Governors, there were 40,373,970 Class A Membership Units issued and outstanding.

Q:	What is the voting requirement to elect the governors?

A:	Governors are elected by a majority of the votes cast at the Annual Meeting. If there is cumulative voting, Governors are elected by a plurality of the votes cast. This means that the individual nominated for election to each group who receive the most votes will be elected. The candidates receiving the highest number of votes for each group, up to the number of governors to be elected for that group, shall be elected.

Q:	What is cumulative voting and how does it affect how many votes can I cast when electing the governors?

A:	If there is a written request for cumulative voting, you will be entitled to give a nominee as many votes as is equal to the number of units you own multiplied by the number of governors to be elected, or you may distribute your votes among the nominees as you see fit. For example, if you own 100 units as of the Record Date, and if four governors are to be elected in any one group at the Annual Meeting, you have 400 votes that you can allocate among the nominees in that group in any manner you choose. If four governors are to be elected in any one group at the Annual Meeting, the four nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected to the Company’s board.

Under North Dakota law, the exercise of cumulative voting rights is conditioned upon the giving of written notice that cumulative voting is desired to any manager of the Company before the Annual Meeting or to the presiding manager at the Annual Meeting any time before the election of governors at the meeting. If one member gives such notice, all members will be entitled to cumulate their votes without giving further notice.

Q:	Who will count the votes?

A:	All votes will be tabulated by the Inspector of Election appointed for the Annual Meeting, who will tabulate affirmative and negative votes and abstentions.

Q:	Can I change my vote after I submit my proxy?

A:	Yes, you may revoke your proxy and change your vote:
•	by signing another proxy with a later date; or

•	if you are a registered unit holder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Q:	What constitutes a quorum?

A.	As of the Record Date, 40,373,970 Class A Membership Units were issued and outstanding. The presence of members holding a majority of the total outstanding membership units constitutes a quorum. We need 20,186,986 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically attending the meeting.

Q:	How do I vote?

A:	If you are the Member of record of our Units, you can vote by any of the following methods:
•	by completing, signing, dating and returning the enclosed proxy card by facsimile to DeEll Hoff at (701) 974-3309, making an electronic version (.pdf file only) of the enclosed proxy card and e-mailing the electronic version to proxy@redtrailenergy.com or returning the original in the postage-paid envelope; or

•	by appearing and voting in person by ballot at the Annual Meeting.
If you sign and return your proxy and do not indicate how you want to vote, we will count the Units represented by your proxy as voting in favor of all of the resolutions.

Q:	What happens if I abstain, fail to vote or submit a proxy?

A:	Abstentions will be treated as units present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal. If you fail to vote or submit a proxy, we may not obtain a quorum necessary to hold the annual meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold Units in an IRA, you should receive a separate proxy card for the IRA Units. If you are a holder of record and your Units are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive.

Q:	When are member proposals and governor nominations due for the 2008 Annual Meeting?

A.	In order to be considered for inclusion in next year’s proxy statement, member proposals, including governor nominations, must be submitted in writing to us by January 1, 2008. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the SEC under the 1934 Securities and Exchange Act. We suggest that proposals for the 2008 Annual Meeting of members be submitted by certified mail, return receipt requested. Members who intend to present a proposal at the 2008 Annual Meeting without including such proposal in our proxy statement must provide us notice of such proposal not later than April 1, 2008. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If we do not receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by January 1, 2008, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if we do receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by January 1, 2008, then the persons named on the proxy card may vote on any such proposal in their discretion only if we include in our proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A.	The entire cost of this proxy solicitation will be borne by Red Trail.

Q:	What if the Unit Certificate has names of more than one person on it?

A.	Membership interests owned by two or more members may be voted by any one of them unless the Company receives written notice from any one of them denying the authority of that person to vote those units. You may appoint a proxy for the purpose of voting the units owned jointly by two or more members by signing or consenting to by authenticated electronic communication such appointment. This appointment will be effective unless the Company receives written notice or an authenticated electronic communication either denying the authority of that person to appoint a proxy or appointing a different proxy.

Q:	How long does my proxy appointment last?

A.	An appointment of a proxy is generally valid for eleven months unless a longer time period is provided in the appointment.

Q:	Can my appointment of a proxy be revoked?

A.	Yes, unless the appointment is coupled with an interest in the units of the Company. Therefore, if two or more people own the units jointly, the appointment may only be revoked in accordance with the terms of any appointment agreement these members have entered into. If the appointed proxy has no interest in the units, the appointment may be revoked at any time and for any reason. In order to revoke an appointment, the member can either attend the meeting and vote in person or sign and deliver to the Company either a written statement that the appointment has been revoked or sending a later appointment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.
•	Projected growth, overcapacity or contraction in the ethanol market in which we operate;

•	Fluctuations in the price and market for ethanol and distillers grains;

•	Changes in plant production capacity, variations in actual ethanol and distillers grains production from expectations or technical difficulties in operating the plant;

•	Availability and costs of products and raw materials, particularly corn and coal;

•	Changes in our business strategy, capital improvements or development plans for expanding, maintaining or contracting our presence in the market in which we operate;

•	Costs of construction and equipment;

•	Changes in interest rates and the availability of credit to support capital improvements, development, expansion and operations;

•	Our ability to market and our reliance on third parties to market our products;

•	Our ability to distinguish ourselves from our current and future competition;

•	Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices such as:
° national, state or local energy policy;

° federal ethanol tax incentives;

° legislation mandating the use of ethanol or other oxygenate additives;

° state and federal regulation restricting or banning the use of MTBE; or

° environmental laws and regulations that apply to our plant operations and their enforcement;
•	Increased competition in the ethanol and oil industries;

•	Fluctuations in US oil consumption and petroleum prices;

•	Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries;

•	Anticipated trends in our financial condition and results of operations;

•	The availability and adequacy of our cash flow to meet our requirements, including repayment of debt;

•	Our liability resulting from litigation;

•	Our ability to retain key employees and maintain labor relations;

•	Changes and advances in ethanol production technology; and

•	Competition from alternative fuels and alternative fuel additives.
     Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement. We are not under any duty to update the forward-looking statements contained in this proxy statement. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement. You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

SECTION II- PROPOSALS TO BE VOTED ON
PROPOSAL #1
ELECTION OF SEVEN MEMBERS OF THE BOARD OF GOVERNORS
     Fifteen (15) current governors, each appointed during our inception, comprise the current Board of Governors. Pursuant to our Operating Agreement, at the first Annual Meeting of members, we are required to elect a seven person Board of Governors.
     Pursuant to our Operating Agreement, our Board is to be divided into three (3) groups which will serve staggered terms until 2008, 2009 and 2010. As a result, two governors will serve one-year terms (Group I), two governors will serve two-year terms (Group II) and three governors will serve three-years terms (Group III).
     The Board of Governors has nominated the following persons as governors:
                    Group I: William Price and Ronald Aberle
                    Group II: David Forelich and Jody Hoff
                    Group III: Mike Appert, Dan Dorschmidt and Roger Berglund
     All nominees have indicated their willingness to serve as governors.
     The affirmative vote of a majority of the membership interests represented at the Annual Meeting (in person or by proxy) is required to elect a nominee to the position of governor unless there is cumulative voting, in which case the nominees with the most votes in any group are elected. If you fail to mark a vote, the proxies solicited by the Board of Governors will be voted in favor of the Board of Governors’ nominees. If there is no cumulative voting and you abstain, your vote will count as a vote against the nominees. If there is cumulative voting, an abstain vote will have no effect.
     The Board of Governors has recommended a vote “FOR” the nominees for election by the members.
     The following table contains certain information with respect to the governor nominees including those persons currently serving as governors and persons nominated for election at the Annual Meeting:
Group I (One Year Term)

		Year First Became
Name	Age	A Governor
William Price	45	2003
Ronald Aberle	44	2003
Group II (Two Year Term)

		Year First Became
Name	Age	A Governor
David Froelich	50	N/A
Jody Hoff	33	2003
Group III (Three Year Term)

		Year First Became
Name	Age	A Governor
Mike Appert	37	2003
H. Daniel Dorschmidt	49	N/A
Roger J. Berglund	64	N/A

Biographical Information About Nominees
Group I
William A. Price, Vice President, Governor, Age 45, 2273 River Road, Price, North Dakota, 58530
     Since 1980, Mr. Price has been the managing partner and is currently Vice President of Price Cattle Ranch LLP, a cattle operation and the managing partner and is currently the President of Missouri River Feeders LLP, a feedlot and diversified farm, since 1997. He also serves as a governor of Quality Dairy Growers, LLC, a dairy operation and is a governor and President of Sunnyside Properties, LLC, a custom feed plant. Mr. Price is a member of multiple associations, including the North Dakota Stockmen’s Association, the National Cattlemen’s Beef Association, the Great Bend Irrigation District, the North Dakota Farm Bureau and has served on the Missouri Slope Irrigation Board of Governors and served as Chairman of the North Dakota Feeder Council.
     Mr. Price has served as Vice President and as a Governor since our inception and is a member of our Nominating Committee.
Ronald D. Aberle, Secretary, Governor, Age 44, 2300 158th Street Northeast, Menoken, North Dakota, 58558
     Mr. Aberle is an owner and managing partner of a diversified farm and ranch, and most recently added an RV Campground to the enterprise. Mr. Aberle is a board member of the St. Hildegards Church.
     Mr. Aberle has served as a Governor since our inception and has served as Secretary since March 22, 2006 and is a member of our Nominating Committee.
Group II
David J. Froelich, Age 50, 1946 North Bell Street, Bismarck, North Dakota, 58501.
     Mr. Froelich has served as the President of Missouri Valley Petroleum, Inc. since 1995. He earned a Bachelor of Science in Education from the University of Mary in 1981. Mr. Froelich has served the petroleum industry in the following roles: as Past Chairman of the North Dakota Petroleum Marketer’s Association and a current board member, Past National Board member of ConocoPhillips and Amoco Oil Company’s Wholesale Advisory Boards and currently a member of Tesoro Petroleum‘s Wholesale Advisory Board.
     Civically, Mr. Froelich is the past President of the Mandan Rotary Club and past Chairman of the Bismarck-Mandan Chamber of Commerce.
Jody Hoff, Governor, Age 33, 8601 Highway 10 East, Richardton, North Dakota, 58652
     Mr. Hoff is a Mechanical Engineer, registered with the State of North Dakota. Since 2002, he has been a partner, Vice President, Chief Engineer and Head of Operations of Amber Waves, Inc, a manufacturing company.
     Mr. Hoff has served as a Governor since our inception and is a member of our Audit Committee.
Group III
Mike Appert, Governor, Age 37, 755 Highway 34, Hazelton, North Dakota, 58544
     Mr. Appert has been the owner and President of Appert Acres, Inc., a corn, soybean, sunflowers and small grains farming operation since 1991. In addition, Mr. Appert is the CFO of Appert Farms, Inc., a farming operation as well as operating a Mycogen Seeds Dealership. He also serves on several boards which include the South Central Grain as Secretary, the Hazelton Airport Authority as President, the Goose Lake Chapter Pheasants Forever as Treasurer and the Hazelton Lions Club.
     Mr. Appert served as Secretary until March 22, 2006. He is a member of both our Audit Committee and Nominating Committee and has been a Governor since our inception.
H. Daniel Dorfschmidt, Age 49, 522 Juniper Drive, Bismarck, North Dakota 58503
     Mr. Dorfschmidt has been the operations manager — Western North Dakota for Butler Machinery Company, the Caterpillar dealer for North and South Dakota, since December 2000. He earned a Bachelor of Science degree in Geological Engineering from the South Dakota School of Mines and Technology in December 1980.

Roger Berglund, Age 64, 104 9th Avenue N.W., Bowman, North Dakota 58623.
     Mr. Berglund has been the chairman of the board of the Dakota Western Bank, Dakota Western Insurance Agency and Dakota Western Bankshares, all located in Bowman, North Dakota, since 1997. He has also served as the President of Dakota Western Bank and Dakota Western Insurance Agency since 1984. He earned a Bachelor of Science degree in Agricultural Economics from North Dakota State University in 1965 and a Masters of Science in Agricultural Economics from North Dakota State University in 1969.
PROPOSAL #2
APPOINTMENT OF INDEPENDENT AUDITORS
     Boulay, Heutmaker, Zibell & Co., P.L.L.P. currently serves as our independent auditors. The board has appointed Boulay, Heutmaker, Zibell & Co., P.L.L.P. to be the Company’s independent auditors for the fiscal year ending December 31, 2007. The members are asked to ratify this appointment at the Annual Meeting. It is expected that a representative of Boulay, Heutmaker, Zibell & Co., P.L.L.P. will be present at the Annual Meeting of members to make a statement or respond to questions.
Vote Required For Ratification
     The Audit Committee, in an action ratified by the Board of Governors, was responsible for selecting the Company’s independent auditors for fiscal year 2007. Accordingly, member approval is not required to appoint Boulay, Heutmaker, Zibell & Co., P.L.L.P. as the Company’s independent auditors for fiscal year 2007. The Board of Governors believes, however, that submitting the appointment of Boulay, Heutmaker, Zibell & Co., P.L.L.P. to the members for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting the Company’s independent auditors. If the members do not ratify the appointment, the board will review its future selection of independent auditors.
     The ratification of the appointment of Boulay, Heutmaker, Zibell & Co., P.L.L.P. as the Company’s independent auditors requires the affirmative vote of a majority of the units present at the meeting in person or by proxy and entitled to vote.
OTHER MATTERS
     The Board of Governors knows of no other matters to be acted upon at the Annual Meeting. However, if any other matter is lawfully brought before the meeting, the membership units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the person acting under such proxy.

SECTION III – REQUIRED INFORMATION
GOVERNORS
Our Board of Governors
     Our current Board of Governors consists of fifteen (15) governors that have served since at or soon after our inception to the present.
Identification of Governors
     The following contains certain information with respect to our current governors:
Ambrose R. Hoff, Chairman of the Board, Age 55, 2461 81st Ave. SW Hebron, North Dakota 58638
     Mr. Hoff is the President of Stone Mill, Inc, a grain processing plant in Richardton, North Dakota. He is also currently the CEO of Amber Waves, Inc., a manufacturing facility in Richardton, North Dakota. Mr. Hoff is an active board member of the Richardton Development Company.
     Mr. Hoff served as our President from inception to August 28, 2006 and as a Governor since our inception.
     Mr. Ambrose Hoff is the father of Mr. Jody Hoff.
William A. Price, Vice President, Governor, Age 45, 2273 River Road, Price, North Dakota, 58530
     Since 1980, Mr. Price has been the managing partner and is currently Vice President of Price Cattle Ranch LLP, a cattle operation and the managing partner and is current the President of Missouri River Feeders LLP, a feedlot and diversified farm, since 1997. He also serves as a governor of Quality Dairy Growers, LLC, a dairy operation and is a governor and President of Sunnyside Properties, LLC, a custom feed plant. Mr. Price is a member of multiple associations, including the North Dakota Stockmen’s Association, the National Cattlemen’s Beef Association, the Great Bend Irrigation District, the North Dakota Farm Bureau and has served on the Missouri Slope Irrigation Board of Governors and served as Chairman of the North Dakota Feeder Council.
     Mr. Price has served as Vice President and as a Governor since our inception.
William N. DuToit, Treasurer, Governor, Age 64, 10775 Chokecherry Drive, Bismarck, North Dakota, 58503
     In 2006, Mr. DuToit became a partial owner, partner and Chief Financial Officer of Charmak International LLC, a consulting firm for the biofuels industry specializing mainly in the construction of ethanol plants. Mr. DuToit was the Branch President for Bremer Corporation of Saint Paul, Minnesota, a bank, from 1993 until 2004. Prior to Bremer Corporation of Saint Paul, Mr. DuToit was the Bank President of 64 MM Independent Bank.
     Mr. DuToit has served as Treasurer and as a Governor since our inception.
Ronald D. Aberle, Secretary, Governor, Age 44, 2300 158th Street Northeast, Menoken, North Dakota, 58558
     Mr. Aberle is an owner and managing partner of a diversified farm and ranch, and most recently added an RV Campground to the enterprise. Mr. Aberle is a board member of the St. Hildegards Church.
     Mr. Aberle has served as a Governor since our inception and has served as Secretary since March 22, 2006.
Mike Appert, Governor, Age 37, 755 Highway 34, Hazelton, North Dakota, 58544
     Mr. Appert has been the owner and President of Appert Acres, Inc., a corn, soybean, sunflowers and small grains farming operation since 1991. In addition, Mr. Appert is the CFO of Appert Farms, Inc., a farming operation as well as operating a Mycogen Seeds Dealership. He also serves on several boards which include the South Central Grain as Secretary, the Hazelton Airport Authority as President, the Goose Lake Chapter Pheasants Forever as Treasurer and the Hazelton Lions Club.

     Mr. Appert served as Secretary until March 22, 2006 when he resigned his position to be appointed to our Audit Committee and has been a Governor since our inception.
Jody Hoff, Governor, Age 33, 8601 Highway 10 East, Richardton, North Dakota, 58652
     Mr. Hoff is a Mechanical Engineer, registered with the State of North Dakota. Since 2002, he has been a partner, Vice President, Chief Engineer and Head of Operations of Amber Waves, Inc, a manufacturing company.
     Mr. Hoff has served as a Governor since our inception and is a member of our Audit Committee.
     Mr. Jody Hoff is the son of Mr. Ambrose Hoff.
Grant Hoovestol, Governor, Age 46, 345 Cherry Court, West Fargo, North Dakota, 58078
     Mr. Hoovestol is an owner and operator of Great Plains Tower Properties, LLP, in addition to owning and operating restaurants and rental property in North Dakota and Minnesota.
     Mr. Hoovestol has served as a Governor since our inception.
Troy Jangula, Governor, Age 35, 702 Western Avenue, Hazelton, North Dakota, 58544
     Mr. Jangula is the owner and operator of Four Star Farm Service Inc. which is a custom farming and application business. In addition, he also operates a small grains and row crop farm in North Dakota.
     Mr. Jangula has served as a Governor since our inception.
Tim Gross, Governor, Age 50, 6331 26th Ave Southeast, Kintyre, North Dakota, 58549
     Mr. Gross operates a small grains, corn and sunflowers farm. In addition to his farming background, Mr. Gross was the President of Gross Construction Company from 1978 to 2001.
     Mr. Gross has served as a Governor since our inception.
William E. Cornatzer, M.D., Governor, Age 51, 400 Restful Dr., Bismarck, North Dakota, 58503
     Dr. Cornatzer has been a practicing physician in Bismarck and Dickinson, North Dakota since 1985. In addition, he owns farms in Oliver County and Burleigh County, North Dakota.
     Dr. Cornatzer has served as a Governor since our inception.
Kenny Meier, Governor, Age 45, 3511 Highway Three, Steele, North Dakota, 58482
     Mr. Meier has been the owner and operator of Meier Farms since 1980 and is a heavy equipment machine operator. He is a board member of his church and serves on the North Dakota Soybean Council.
     Mr. Meier has served as a Governor since our inception.
Marlyn Richter, Governor, Age 47, 14251 76th Avenue Southeast, Menoken, North Dakota, 58558
     Mr. Richter has been the third-generation owner, operator and General Manager of Richter Farms, LLP, a combination dairy, feedlot, ranching and farming enterprise since 1997. In addition, Mr. Richter is a supervisor of the Burleigh County Soil Conservation District and serves on the Telfer Township Board and Telfer/Boyd/Missouri Zoning Board.
     Mr. Richter has served as a Governor since our inception.

Fred J. Braun, Governor, Age 55, 909 Homestead Court, West Fargo, North Dakota, 58078
     Mr. Braun was the Postmaster for the United States Postal Service from 1978 to 2005 and is until recently was the Chairman of the Richardton Volunteer Fire Department with a service record of eleven years with the fire department.
     Mr. Braun has served as a Governor since our inception and is a member and the Secretary of our Audit Committee.
Donald Streifel, Governor, Age 61, 1076 Highway 83 Southwest, Washburn, North Dakota, 58577
     Mr. Streifel is a self-employed farmer, who has operated a small grains, wheat, corn, soybeans and pinto bean farm since 1977. He has also operated the Painted Woods Insurance Agency since 1984 and worked for the Farmers Home Administration as a County Supervisor, the NDSU Extension Service, the Bank of North Dakota and on numerous boards including the Rural Fire Department, the McLean County Crop Improvement District, and his School Board, Church Council and Park Board.
     Mr. Streifel has served as a Governor since our inception.
Duane Zent, Governor, Age 47, 9077 50th Street Southwest, Lefor, North Dakota, 58641
     Mr. Zent operates a small grain, corn and cow-calf operation near Lefor, North Dakota. In addition to farming, Mr. Zent serves on several boards including the Stark County Farm Bureau, the South West Grain Advisory Board, the Richardton Public School Board, and the Richardton Community Development.
     Mr. Zent has served as a Governor since our inception.
CORPORATE GOVERNANCE
Governor Independence
     The Company has voluntarily adopted the NASDAQ Marketplace Rules for determining whether a governor is independent and our Board of Governor has determined that all of our current fifteen governors are “independent” within the meaning of Rule 4200(a)(15) of the NASDAQ Manual. Our nominees to the Board of Governors are all independent within the meaning of Rule 4200(a)(15) of the NASDAQ Manual.
Governors’ compensation
     Our Board of Governors has not adopted any compensation policy for board members.
Board Meetings and Committees; Annual Meeting Attendance
     The Board of Governors generally meets once per month. The Board of Governors is directly responsible for governance of the Company. The board met at their regular monthly meeting on 12 occasions in 2006; additionally the board held six special meetings. At this time, there is an Audit Committee and a Nominating Committee of the board of Governors.
     Each Governor attended at least 88% of the meetings of the Board of Governors during the fiscal year ended December 31, 2006.
     The Audit Committee met five times in 2006.
     Each governor on the Audit Committee attended at least 100% of the Audit Committee meetings held during the fiscal year ended December 31, 2006.

Member Communication with the Board of Governors
     Members seeking to communicate with the Board of Governors should submit their written comments to the Secretary of the Company, P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652. The Secretary will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary, in his sole discretion, deems to be a security risk or for harassment purposes) to each member of the board or, if applicable, to the individual governors(s) named in the correspondence.
Governor Attendance At Annual Meeting of Members
     This is our first Annual Meeting of members.
Committees of the Board of Governors
     Our Board of Governors maintains a standing Audit Committee and a standing Nominating Committee. No other standing committees of the board exist. All governors participate in the compensation decisions.
Audit Committee
     The Audit Committee of the Board of Governors consists of Jody Hoff, Chairman, Michael Appert and Fred Braun. In addition, none of the current members of the Audit Committee is an "audit committee financial expert,'' as such term is defined by the SEC. The primary reason for this is that we are an agricultural company, with the overwhelming majority of our 800 members being farmers who reside in North Dakota. The rural location and agricultural-based business of the Company also makes it difficult to locate individuals who have all of the necessary attributes to qualify as a financial expert as defined by the SEC. Nonetheless, we believe the collective experience and backgrounds of the Audit Committee provide the necessary oversight and safeguards to the Company. In addition, Greenway Consulting, the Company's management consultant, provides the Company with certain oversight expertise in accounting, financial and other related matters on which our Audit Committee may rely when it carries out its duties and responsibilities.
     Audit Committee Report
     The Audit Committee delivered the following report to the Board of Governors of Red Trail Energy, LLC. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.
     The audit committee reviews our financial reporting process on behalf of the Board of Governors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2006. The committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., our independent auditors (“BHZ”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board. The committee has received and reviewed the written disclosures and the letter to management from BHZ, as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The committee has considered whether the provision of services by BHZ not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Forms 10-Q are compatible with maintaining BHZ’s independence.
     Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Governors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
Audit Committee
Jody Hoff
Michael Appert
Fred Braun
Nominating Committee
     The Nominating Committee of the Board of Governors consists of William Price, Kenny Meier, Fred Braun, Mike Appert and Ron Aberle. The Nominating Committee did not meet in the fiscal year ending December 31, 2006.
     Governor Nominations Policy
     Our board has not yet adopted a formal policy regarding qualifications of governor candidates. Currently, in evaluating governor nominees, our board considers a variety of factors, including the appropriate size of our

Board of Governors; our needs with respect to the particular talents and experience of its governors; the knowledge, skills and experience of nominees, including experience in the ethanol, corn or feed industries, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board; experience with accounting rules and practices; and the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.
Independent Registered Public Accounting Firm
     Boulay, Heutmaker, Zibell & Co., P.L.L.P. currently serves as our independent auditors. The audit committee has appointed Boulay, Heutmaker, Zibell & Co., P.L.L.P. to be the Company’s independent auditors for the fiscal year ending December 31, 2007.
Auditors’ Fees
     Boulay, Heutmaker, Zibell & Co., P.L.L.P. billed the Company the following amounts for services provided during fiscal 2006 and 2007:

	2006	2007*
Audit Fees(1)	$182,088	$
Audit-Related Fees	$0		$14,981
Tax Fees	$0		$0
All Other Fees	$0		$0
Total Fees	$182,088		$14,981

*	Audit fees in 2007 are fees billed through the date of this proxy statement.
(1) Audit fees consist of fees for services rendered related to the Company’s fiscal year end audits, quarterly review registration statement and related amendments and other services related to SEC matters and discussions with audit committee.
•	Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of the Company’s annual financial statements and review of the Company’s quarterly reports.

•	Audit-Related Fees. This category consists of fees for assurance and related services reasonably related to the performance of the audit or the review of the Company’s financial statements, not otherwise reported under Audit Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for other non-audit services.
     The audit committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor to assure that the provision of such services does not impair the auditor’s independence. The audit committee will not authorize the independent auditor to perform any non-audit service which independent auditors are prohibited from performing under the rules and regulations of the Securities and Exchange Commission or the Public Company Accounting Oversight Board. The audit committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
     Ron Aberle, a governor, and a company owned in part by Mr. Aberle, sold corn to the Company in an amount equal to $263,200 during the year ended December 31, 2006 and through the date of this proxy. Some of this corn was sold for future delivery during the remainder of 2007.
     Mike Appert, a governor, sold corn to the Company in an amount equal to $866,700 as of the date of this proxy. The corn is scheduled for delivery during 2007, 2008 and 2009.
     Bill Price, a governor, and a company owned in part by him, sold corn worth $256,000 to the Company as of the date of this proxy. The corn is scheduled for delivery in 2007.
     Conflicts of interest may arise in the future as a result of the relationships between and among our members, executive officers, governors and their affiliates, although our executive officers and governors have fiduciary duties to us. We did not have a committee of independent governors or members or an otherwise disinterested body to consider these transactions or arrangements that could have resulted from conflicts of interest. We expect our Audit Committee to consider these transactions in the future. Our Member Control Agreement permits us to enter into agreements with governors, executive officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the governors, executive officers, members or their affiliates than generally afforded to non-affiliated parties in a similar transaction. A majority of our governors who are disinterested in such a transaction must approve the transaction and, acting as fiduciaries, conclude that it is in our best interest.
     The board has adopted a policy requiring all governors, officers and employees, and their immediate family members, to notify the board about any transaction, of any size, with the Company.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and governors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, governors and greater than 10% percent unit holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of the Company, no governors or unit holders of the Company failed to timely file a report under Section 16(a) during 2006.
Information About Officers
Mick J. Miller, President and Chief Executive Officer, Age 28, 2097 Entzel Drive North, Mandan, North Dakota, 58554
     Mr. Miller is currently President and Chief Executive Officer of the Company and has been since August 2006. From June of 2005 to August 2006, he was the General Manager for the Company. Prior to joining the Company, he worked for Diversified Energy Company LLC (DENCO), an ethanol plant in Morris, Minnesota beginning in September 1999. At DENCO, Mr. Miller was Operations Supervisor from July 2000 through May 2002 and Plant Manager from May 2002 to June 2005. Mr. Miller is currently and has been since September 2002 the Vice President of Operations for GreenWay Consulting, LLC. He has served since May 2005 to the present on the Advisory Board for the Process Plant Technology Program at Bismarck State College in Bismarck, North Dakota and has served on the board since October 2006 as the Vice President for the North Dakota Ethanol Producers Association. Mr. Miller devotes 95% of his time to the Company and 5% of his time to GreenWay Consulting, LLC.
Bonnie G. Eckelberg, Chief Financial Officer, Age 48, 117 Stanley St., Killdeer North Dakota, 58640.
     Ms. Eckelberg is currently and has been since August of 2006 the Chief Financial Officer for the Company. Effective May 10, 2007, Ms. Eckelberg will resign as the Chief Financial Officer for the Company. Prior to joining the Company, she worked for St. Joseph’s Hospital & Health Center in Dickinson, North Dakota beginning in 1992. At St. Joseph’s she was Director of Finance beginning in 1997 and she was Accounting Supervisor before that. Ms. Eckelberg is a Certified Public Accountant with a Masters in Business Administration from the University of North Dakota, located in Grand Forks, North Dakota. She was an accounting major in 1995 at Dickinson State University in Dickinson and obtained her Bachelor of Arts in Business Administration from Minot State University in Minot North Dakota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED MEMBER MATTERS
     The following table sets forth certain information concerning the beneficial ownership of persons known to management of the Company owning 5% or greater of the outstanding Class A Membership Units, based on 40,373,970 membership units outstanding, as follows:

		Amount and Nature
Name and Address of		of Beneficial	Percent of
Beneficial Owner	Title of Class	Ownership	Class
Bachmeier Farms	Class A Membership Units	2,620,000(1)	6.49%
3150 136th Avenue NE
Baldwin, ND 58521
Mark Erickson	Class A Membership Units	2,249,000(2)	5.57%
3516 Falcon Drive SE
Mandan, ND 58554

(1)	Bachmeier Farms is a Partnership, whose partners have direct beneficial ownership of all of the units.

(2)	Mark Erickson had direct beneficial ownership of all the Units.
     The Executive Officers and the Governors own the following number of Class A Membership Units as of the date hereof, based on 40,373,970 membership units outstanding, as follows:

		Amount and Nature
Name and Address of		of Beneficial	Percent of
Beneficial Owner	Title of Class	Ownership	Class
Ambrose Hoff	Class A Membership Units	270,000 (1)	*
2461 81st Ave SW
Hebron, ND 58638
Mick J. Miller	Class A Membership Units	55,000(2)	*
2097 Entzel Drive North
Mandan, ND 58554
William A. Price	Class A Membership Units	805,000(3)	1.99%
2273 River Road
Price, ND 58530
Bonnie G. Eckelberg	Class A. Membership Unit	0	0%
117 Stanley St.
Killdeer, ND 58640
William DuToit	Class A Membership Units	160,000(4)	*
10775 Chokecherry Drive
Bismarck, ND 58503
Ron Aberle	Class A Membership Units	372,920(5)	*
2300 158th Street NE
Menoken, ND 58558
Mike Appert	Class A Membership Units	1,020,000(6)	2.53%
755 Highway 34
Hazelton, ND 58544
Jody Hoff	Class A Membership Units	742,850(7)	1.84%
8601 Highway 10 East
Richardton, ND 58652

		Amount and
		Nature of
Name and Address of		Beneficial		Percent of
Beneficial Owner	Title of Class	Ownership		Class
Grant Hoovestol	Class A Membership Units	526,650	(8)	1.30%
345 Cherry Court
West Fargo, ND 58078
Troy Jangula	Class A Membership Units	500,000	(9)	1.24%
702 Western Avenue
Hazelton, ND 58544
Tim Gross	Class A Membership Units	440,000	(10)	1.09%
6331 26th Avenue SE
Kintyre, ND 58549
William Cornatzer	Class A Membership Units	350,000	(11)	*
400 Restful Drive
Bismarck, ND 58503
Kenny Meier	Class A Membership Units	310,000	(12)	*
3511 Highway 3
Steele, ND 58542
Marlyn Richter	Class A Membership Units	160,000	(13)	*
8200 145th Street SE
Menoken, ND 58558
Fred Braun	Class A Membership Units	97,056	(14)	*
P. O. Box 1
Richardton, ND 58652
Don Streifel	Class A Membership Units	95,000	(15)	*
1076 B. Highway 83 SW
Washburn, ND 58577
Duane Zent	Class A Membership Units	57,000	(16)	*
9077 50th SW
Lefor, ND 58641
All officers and governors together as a group (17 persons)		5,961,476		14.76%

*	Designates less than one percent ownership.

(1)	Includes 250,000 Units held jointly with Mr. Hoff’s spouse, 10,000 Units held beneficially in his IRA account and 10,000 Units held directly by Mr. Hoff’s spouse.

(2)	Includes 30,000 units which Mr. Miller holds beneficially in his IRA account.

(3)	Includes 300,000 Units which Mr. Price owns jointly with his brother, 100,000 Units held jointly with his brother and mother, and 10,000 Units which Mr. Prices owns jointly with his spouse. Additionally, 395,000 Units are held by Missouri River Feeders LLP of which Mr. Price is a partner and the President.

(4)	Includes 100,000 Units which Mr. DuToit holds beneficially in his IRA account and 60,000 Units he holds jointly with his spouse.

(5)	Includes 160,000 Units held jointly with Mr. Aberle’s spouse and 12,920 held beneficially in Mr. Aberle’s IRA account. Additionally, 200,000 Units are held by Aberle Farms of which Mr. Aberle is a partner and of which he disclaims beneficial ownership.

(6)	Includes 300,000 Units owned directly, 300,000 Units which Mr. Appert owns jointly with his spouse and 100,000 units held directly by his son which Mr. Appert disclaims beneficial ownership. Additionally, 160,000 Units are held by Appert Acres, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership and 160,000 Units are held by Appert Farms, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership.

(7)	Includes 17,500 Units owned jointly with Mr. Hoff’s spouse, 14,000 held individually, 10,000 Units held jointly with Trent Schneider and 10,000 held beneficially in Mr. Hoff’s IRA account. Additionally, 691,350 Units are held by Richardton Investments, LLC, of which Mr. Hoff is a partial owner and of which Mr. Hoff disclaims beneficial ownership.

(8)	All 526,650 Units are held by March Madness, LLC, of which Mr. Hoovestol is an owner and a governor.

(9)	Includes 200,000 Units held individually, 150,000 Units which Mr. Jangula holds jointly with his spouse and 150,000 Units issued in the name of Four Star Farm Services Inc. of which Mr. Jangula is a partial owner and of which Mr. Jangula disclaims beneficial ownership.

(10)	All 440,000 Units are held by Mr. Gross individually.

(11)	300,000 Units are held beneficially by Dr. Cornatzer in the William E. Cornatzer MD Target Benefit Plan and 50,000 Units are held jointly with his spouse.

(12)	270,000 Units are held jointly by Mr. Meier with his spouse, 20,000 Units are held jointly with his son and 20,000 Units are held jointly with his daughter.

(13)	Includes 15,000 Units held jointly with Mr. Richter’s spouse and 145,000 Units held by Richter Farms LLP of which Mr. Richter is a partner and of which Mr. Richter disclaims beneficial ownership.

(14)	63,000 Units are held jointly with Mr. Braun’s spouse, 17,000 are held individually and 17,056 are held by Mr. Braun’s wife in her IRA account, of which Mr. Braun disclaims beneficial ownership.

(15)	All Units are held jointly with Mr. Streifel’s spouse.

(16)	All Units are held jointly with Mr. Zent’s spouse.
COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS
     The following table sets forth all compensation paid or payable by us during the last three fiscal years to our President and Chief Executive Officer and our Chief Financial Officer. We have granted an equity based, incentive compensation award to our President and Chief Executive Officer effective September 8, 2006. We did not have any compensatory security option plan for our governors in place as of December 31, 2006. As of December 31, 2006, none of our governors or officers had any options, warrants, or other similar rights to purchase membership units of our Company.
SUMMARY COMPENSATION TABLE

	Annual Compensation
	Fiscal			Restricted
Name & Principal Position	Year	Salary		Stock Grant	Bonus
Mick Miller(1) President and Chief Executive Officer	2006	$124,999.93		150,000 (2)	$27,600.00
	2005	$50,752.00	(3)	0	$8,656.00
	2004	$0		0	$0
Bonnie G. Eckelberg Chief Financial Officer	2006	$23,094.00	(4)	0	$0
	2005	$0		0	$0
	2004	$0		0	$0

(1)	Mr. Miller is currently compensated pursuant to our Management Agreement with GreenWay Consulting.

(2)	On September 8, 2006, Mick Miller, the Company’s President, Chief Executive Officer and General Manager, was awarded an equity based, incentive compensation award of up to 150,000 Class A Membership Units, effective as of July 7, 2005, the date he formally began working in the role of General Manager (the “Grant Date”). The Units vest over a ten-year period from the Grant Date in 15,000 Unit increments; however, the Units vest immediately upon a change of control.

(3)	Reflects compensation from a start date of July 7, 2005 through the end of fiscal year ending December 31, 2005.

(4)	Reflects compensation from a start date of August 24, 2006 through the end of fiscal year ending December 31, 2006.
MEMBER PROPOSALS FOR THE 2008 ANNUAL MEETING
     If you wish to submit a Member proposal for inclusion in our proxy statement and form of proxy for the 2008 Annual Meeting, we must receive it at our headquarters located at Red Trail Energy, LLC, P.O. Box 11, 3682 Highway 8, Richardton, ND, 58652, to the attention of the Corporate Secretary, not later than January 1, 2008.
OTHER MATTERS
     As of the date of this proxy statement, we know of no matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment on such other matters unless otherwise indicated on the proxy.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     The information contained in this proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.
     We generally identify such forward-looking statements using words like “estimate,” “believe,” “intend,” “expect,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate” or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks include the risks detailed from time to time in the reports filed by us with the SEC, including our quarterly reports and annual report on Form 10-K. Our actual results, performance or achievements may differ significantly from those described in these forward-looking statements. We disclaim any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s facilities located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings also are available to the public at the SEC’s website at http://www.sec.gov and on our website, http://www.redtrailenergy.com.
     THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR UNITS AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 30, 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO MEMBERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Governors Ambrose Hoff Chairman of the Board

     This proxy statement is dated April 30, 2007 and is first being mailed to Members on or about May 1, 2007.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF GOVERNORS OF
RED TRAIL ENERGY, LLC
ANNUAL MEETING OF MEMBERS
May 30, 2007
     By signing below, you, as a Member of Red Trail Energy, LLC, hereby appoint Ambrose Hoff and William DuToit, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on your behalf and in your name, to represent you at the Annual Meeting of Members of Red Trail Energy, LLC to be held on May 30, 2007, and at any adjournments or postponements thereof, and to vote all of your Units on all matters to be considered at the meeting which you would be entitled to vote if personally present. The meeting will begin at 3:00 p.m., local time, at Best Western Ramkota Inn located at 800 South Third Street, Bismarck, ND 58504.
THIS PROXY WILL BE VOTED IN THE MANNER YOU DIRECT OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. PLEASE RETURN YOUR PROXY IN ONE OF THE FOLLOWING THREE WAYS:

By Mail:	By Facsimile:	By Scanning and sending by E-mail:
Red Trail Energy, LLC, c/o DeEll Hoff	ATTN: DeEll Hoff	proxy@redtrailenergy.com
P.O. Box 11, 3682 Highway 8	(701) 974-3309
Richardton, ND 58652
Please mark ☒ votes as in this example.
PROPOSAL #1
THE BOARD OF GOVERNORS RECOMMENDS A VOTE “FOR” THE PROPOSAL #1.
Elect seven (7) governors to a staggering Board of Governors, two (2) governors shall serve for one (1) year, two (2) governors shall serve for two (2) years and three (3) governors shall serve for three years. The successors for each group of governors shall be elected for a three-year term. Each governor position is designated as either Group I (serving one year), Group II (serving two years) and Group III (serving three years).

GROUP I (ONE YEAR TERM)

William Price	Units:	For	☐	Against	☐	Abstain	☐

Ronald Aberle	Units:	For	☐	Against	☐	Abstain	☐

GROUP II (TWO YEAR TERM)

David J. Froeliech	Units:	For	☐	Against	☐	Abstain	☐

Jody Hoff	Units:	For	☐	Against	☐	Abstain	☐

GROUP III (THREE YEAR TERM)

Mike Appert	Units:	For	☐	Against	☐	Abstain	☐

H. Daniel Dorschmidt	Units:	For	☐	Against	☐	Abstain	☐

Roger Berglund	Units:	For	☐	Against	☐	Abstain	☐

PROPOSAL #2
THE BOARD OF GOVERNORS RECOMMENDS A VOTE “FOR” THE PROPOSAL #2.
Approval Boulay, Heutmaker, Zibell & Co., P.L.L.P. as the Company’s Independent Auditors for the fiscal year ending 2007

Units:	For	☐	Against	☐	Abstain	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
After you have marked and dated this proxy, please sign exactly as your name appears on this card and return this card promptly in the enclosed envelope. If the Units being voted are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Date	Signature	Date	Signature